Marathon Petroleum Corp. Reports Third-Quarter 2021 Results
•Reported third-quarter net income of $694 million, or $1.09 per diluted share; reported adjusted net income of $464 million, or $0.73 per diluted share
•Progressing portfolio optimization by pursuing strategic alternatives for the Kenai refinery and related operations, which could include a sale; and continuing focus on lowering the cost structure
•Completed ~25% of $10 billion capital return program through Oct 31; committed to complete remaining $7.5 billion by year-end 2022
•Exceptionally strong year-to-date cash flow at MPLX supports a third quarter distribution consisting of a 2.5% increase to the base distribution amount and a special distribution amount; MPC expects to receive a total of $829 million

FINDLAY, Ohio, Nov. 2, 2021 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income of $694 million, or $1.09 per diluted share, for the third quarter of 2021, compared with a net loss of $886 million, or $(1.36) per diluted share, for the third quarter of 2020.
Adjusted net income was $464 million, or $0.73 per diluted share, for the third quarter of 2021. This compares to an adjusted net loss of $649 million, or $(1.00) per diluted share, for the third quarter of 2020. For the third quarter of 2021, the adjustments exclude $48 million of pre-tax charges and include an incremental $272 million of tax expense to adjust all results to a 24% rate. The pre-tax charges were primarily related to Hurricane Ida, impairments, and idling costs. The accompanying release tables show these adjustments.
"This quarter we advanced several key initiatives while remaining committed to improving the aspects of the business within our control,” said President and Chief Executive Officer Michael J. Hennigan. “We are pursuing a strategic transaction for the Kenai refinery, have added a new strategic partnership to progress our access to advantaged feedstocks across our renewables operations, achieved another project milestone for our Martinez renewable diesel conversion, and demonstrated the sustainability of our cost reduction initiatives.
“The year-to-date cash flow across the midstream business supported MPLX’s decision to increase its base distribution amount and include a special distribution amount for the third quarter.
“Through today, we have completed 25% of our Speedway proceeds capital return program, which puts us well on track to meet our commitment of returning the full $10 billion by the end of 2022.”

Results from Operations
Income from operations was $1.3 billion in the third quarter of 2021, compared to a loss of $619 million in the third quarter of 2020.

	Three Months Ended September 30,
(In millions)	2021	2020
Income (loss) from continuing operations by segment
Refining & Marketing	$509	$(1,569)
Midstream	1,042	960
Corporate	(186)	(197)
Income (loss) from continuing operations before items not allocated to segments	1,365	(806)
Items not allocated to segments:
LCM inventory valuation adjustment	—	530
Impairment and idling expenses	(25)	(433)
Restructuring expenses	—	(348)
Income (loss) from continuing operations	$1,340	$(1,057)

Income from discontinued operations
Speedway	$—	$456
Transaction-related costs	—	(18)
Income from discontinued operations	$—	$438

Income (loss) from continuing and discontinued operations	$1,340	$(619)

Adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $2.4 billion in the third quarter of 2021, compared with $1.0 billion for the third quarter of 2020. As detailed in the table below, adjusted EBITDA is shown for both continuing and discontinued operations. Adjusted EBITDA from continuing operations excludes refining planned turnaround costs.
Reconciliation of Income (Loss) from Operations to Adjusted EBITDA

	Three Months Ended September 30,
(In millions)	2021	2020
Refining & Marketing Segment
Segment income (loss) from operations	$509	$(1,569)
Add: Depreciation and amortization	462	456
Refining planned turnaround costs	205	234
Storm impacts	19	—
LIFO liquidation charge	—	256
Segment Adjusted EBITDA	1,195	(623)
Midstream Segment
Segment income from operations	1,042	960
Add: Depreciation and amortization	329	335
Storm impacts	4	—
Segment Adjusted EBITDA	1,375	1,295

Segment Adjusted EBITDA	2,570	672
Corporate	(186)	(197)
Add: Depreciation and amortization	32	39
Adjusted EBITDA from continuing operations	$2,416	$514

Speedway
Speedway	$—	$456
Add: Depreciation and amortization(a)	—	36
Adjusted EBITDA from discontinued operations	$—	$492

Adjusted EBITDA from continuing and discontinued operations	$2,416	$1,006

(a)As of August 2, 2020, MPC ceased recording depreciation and amortization for Speedway.

Refining & Marketing (R&M)
R&M segment income from operations was $509 million in the third quarter of 2021, compared with a loss of $1.6 billion for the third quarter of 2020. Segment results include a LIFO liquidation charge of $256 million in the third quarter of 2020.

Segment adjusted EBITDA was $1.2 billion in the third quarter of 2021, versus a loss of $623 million for the third quarter of 2020. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $205 million in the third quarter of 2021 and $234 million in the third quarter of 2020. It also excludes storm impacts of $19 million in the third quarter of 2021 and a non-cash LIFO liquidation charge of $256 million in the third quarter of 2020. The increase in R&M earnings was primarily due to higher crack spreads in all regions, wider differentials and higher throughput.

R&M margin was $14.51 per barrel for the third quarter of 2021, versus $8.28 per barrel, excluding the LIFO liquidation charge, for the third quarter of 2020. Crude capacity utilization was 93%, resulting in total throughput of 2.8 million barrels per day. If adjusted to include capacity idled in 2020, utilization would have been approximately 88%.
Midstream
Midstream segment income from operations, which primarily reflects the results of MPLX LP (NYSE: MPLX), was $1.0 billion in the third quarter of 2021, compared with $960 million for the third quarter of 2020.
Segment adjusted EBITDA was $1.4 billion in the third quarter of 2021, versus $1.3 billion for the third quarter of 2020. Third-quarter 2021 segment adjusted EBITDA excludes storm impacts of $4 million. Results for the quarter benefited from higher revenue and lower operating expenses.
Corporate and Items Not Allocated
Corporate expenses totaled $186 million in the third quarter of 2021, compared with $197 million in the third quarter of 2020.
Items not allocated to segments included net charges of $25 million in the third quarter of 2021 for facility idling costs and non-cash impairments. This is compared with net charges of $251 million in the third quarter of 2020.
Speedway
This business was sold on May 14, 2021. Historic results are reported as discontinued operations.
Financial Position and Liquidity
As of Sept. 30, 2021, MPC had $13.2 billion of cash, cash equivalents, and short-term investments. There are no borrowings outstanding under the company’s $5 billion five-year bank revolving credit facility.
MPC debt at the end of the third quarter of 2021 totaled $9.1 billion, excluding MPLX debt. MPC’s debt-to-capital ratio, excluding MPLX, was 24% at the end of the third quarter of 2021.
MPC intends to redeem all of the $1.25 billion outstanding aggregate principal amount of MPC's 4.5% senior notes due May 1, 2023, and the $850 million outstanding aggregate principal amount of MPC’s 4.75% senior notes due December 15, 2023, including the portion of such notes for which Andeavor LLC, a wholly-owned subsidiary of MPC, is the obligor. The notes are expected to be redeemed on December 2, 2021, at a price equal to par, plus a make-whole premium calculated in accordance with the terms of the senior notes and accrued and unpaid interest to, but not including, the redemption date. MPC expects to fund the redemption amount with cash on hand.
Strategic and Operations Update
MPC continues to progress its portfolio optimization by pursuing strategic alternatives for the Kenai refinery, including a potential sale.
Since the end of the second quarter of 2021 through October 31, MPC repurchased approximately $1.5 billion of shares. The company has now completed approximately 25% of its $10 billion capital return program and reiterated its commitment to repurchase the remaining $7.5 billion of shares by the end of 2022.
MPC may utilize various methods to effect the repurchases, which could include open market repurchases, negotiated block transactions, accelerated share repurchases, tender offers or open market solicitations for shares, some of which may be effected through Rule 10b5-1 plans. The timing of repurchases will depend upon several factors, including market and business conditions, and repurchases may be discontinued at any time.

The company progressed its renewables initiatives. On October 15, 2021, the draft environmental impact report for the Martinez renewables fuels project was published by Contra Costa County in California. The Martinez facility is expected to produce 260 million gallons per year of renewable diesel by the second half of 2022, with pretreatment capabilities coming online in 2023. The facility is expected to be capable of producing 730 million gallons per year by the end of 2023.
During the quarter, the Dickinson renewable diesel facility has been running above its design charge rate, continues to increase its use of advantaged feedstocks, and continues to focus on actions to lower its carbon intensity.
In August, MPC announced an agreement to form a joint venture with Archer-Daniels-Midland Company (“ADM”) for the production of soybean oil to supply rapidly growing demand for renewable diesel fuel. Under the terms of the agreement, the joint venture will own and operate ADM’s previously announced soybean processing complex in Spiritwood, North Dakota, with ADM owning 75% of the joint venture and MPC owning 25 percent. When complete in 2023, the Spiritwood facility will source and process local soybeans and supply the resulting soybean oil exclusively to MPC. The Spiritwood complex is expected to produce approximately 600 million pounds of refined soybean oil annually, enough feedstock for approximately 75 million gallons of renewable diesel per year.
The Midstream segment remains focused on executing the strategic priorities of strict capital discipline, lowering the cost structure, and portfolio optimization. Several projects advanced during the quarter, including the Wink to Webster crude oil pipeline, the Whistler natural gas pipeline, and the reversal of the Capline crude pipeline. MPLX continues to evaluate opportunities to expand its logistics to meet the needs of today and participate in an energy-diverse future.
Today, MPLX declared a quarterly cash distribution of $1.28 per common unit for the third quarter of 2021, including a base distribution amount of $0.705 per common unit and a special distribution amount of $0.575 per common unit. The base distribution amount represents a 2.5% increase over the second quarter 2021 distribution. MPC expects to receive a total of $829 million.

Fourth Quarter 2021 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)(b)	$5.40
Distribution costs (in millions)	$1,300
Refining planned turnaround costs (in millions)	$200
Depreciation and amortization (in millions)	$465

Refinery throughputs (mbpd):
Crude oil refined	2,595
Other charge and blendstocks	200
Total	2,795

(a)Excludes refining planned turnaround and depreciation and amortization expense
(b)Includes impact from expected higher natural gas prices for the fourth quarter

Corporate (in millions)	$170

Conference Call
At 11:00 a.m. EDT today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related material, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President
Brian Worthington, Manager
Kenan Kinsey, Analyst

Media Contact: (419) 421-3312
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding Marathon Petroleum Corporation (MPC). These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, including the completion of the Speedway sale proceeds capital return program within the anticipated timeframe, operating cost and capital expenditure reduction objectives, and environmental, social and governance goals. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: general economic, political or regulatory developments, including inflation, changes in governmental policies relating to refined petroleum products, crude oil, natural gas or NGLs, or taxation; the magnitude, duration and extent of future resurgences of the COVID-19 pandemic and its effects, including the continuation or re-imposition of travel restrictions, business and school closures, increased remote work, stay at home orders and other actions taken by individuals, government and the private sector to stem the spread of the virus; the regional, national and worldwide demand for refined products and related margins; the regional, national or worldwide availability and pricing of crude oil and other feedstocks and related pricing differentials; the success or timing of completion of ongoing or anticipated projects or transactions, including the conversion of the Martinez Refinery to a renewable fuels facility and contemplated joint venture with ADM; the availability of desirable strategic alternatives for the Kenai refinery or other portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2020, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share data)	2021	2020	2021	2020
Revenues and other income:
Sales and other operating revenues(a)	$32,321	$17,408	$84,647	$51,807
Income (loss) from equity method investments(b)	122	117	306	(1,037)
Net gain on disposal of assets	—	1	3	6
Other income	170	22	366	69
Total revenues and other income	32,613	17,548	85,322	50,845
Costs and expenses:
Cost of revenues (excludes items below)(a)	29,563	16,673	77,824	48,517
LCM inventory valuation adjustment	—	(530)	—	1,185
Impairment expense	—	433	—	8,280
Depreciation and amortization	836	830	2,551	2,526
Selling, general and administrative expenses	681	673	1,881	2,080
Restructuring expenses	—	348	—	348
Other taxes	193	178	544	546
Total costs and expenses	31,273	18,605	82,800	63,482
Income (loss) from continuing operations	1,340	(1,057)	2,522	(12,637)
Net interest and other financial costs	328	359	1,053	1,032
Income (loss) from continuing operations before income taxes	1,012	(1,416)	1,469	(13,669)
Provision (benefit) for income taxes on continuing operations	(18)	(436)	21	(2,237)
Income (loss) from continuing operations, net of tax	1,030	(980)	1,448	(11,432)
Income from discontinued operations, net of tax	—	371	8,448	881
Net income (loss)	1,030	(609)	9,896	(10,551)
Less net income (loss) attributable to:
Redeemable noncontrolling interest	38	20	79	61
Noncontrolling interests	298	257	853	(501)
Net income (loss) attributable to MPC	$694	$(886)	$8,964	$(10,111)

Per share data
Basic:
Continuing operations	$1.10	$(1.93)	$0.80	$(16.93)
Discontinued operations	—	0.57	13.10	1.35
Net income (loss) per share	$1.10	$(1.36)	$13.90	$(15.58)

Weighted average shares outstanding (in millions)	633	650	645	649
Diluted:
Continuing operations	$1.09	$(1.93)	$0.79	$(16.93)
Discontinued operations	—	0.57	13.02	1.35
Net income (loss) per share	$1.09	$(1.36)	$13.81	$(15.58)

Weighted average shares outstanding (in millions)	637	650	649	649
(a)In accordance with discontinued operations accounting, Speedway sales to retail customers and net results are reflected in income from discontinued operations, net of tax, and Refining & Marketing intercompany sales to Speedway prior to May 14, 2021, are presented as third-party sales.
(b)The YTD 2020 period includes $1.3 billion of impairment expense.

Income Summary for Continuing Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2021	2020	2021	2020
Income (loss) from continuing operations by segment
Refining & Marketing	$509	$(1,569)	$135	$(3,610)
Midstream	1,042	960	2,991	2,734
Corporate	(186)	(197)	(523)	(625)
Income (loss) from continuing operations before items not allocated to segments	1,365	(806)	2,603	(1,501)
Items not allocated to segments:
LCM inventory valuation adjustment	—	530	—	(1,185)
Impairment and idling expenses(a)	(25)	(433)	(81)	(9,595)
Restructuring expenses	—	(348)	—	(348)
Transaction-related costs(b)	—	—	—	(8)
Income (loss) from continuing operations	1,340	(1,057)	2,522	(12,637)
Net interest and other financial costs	328	359	1,053	1,032
Income (loss) from continuing operations before income taxes	1,012	(1,416)	1,469	(13,669)
Provision (benefit) for income taxes on continuing operations	(18)	(436)	21	(2,237)
Income (loss) from continuing operations, net of tax	$1,030	$(980)	$1,448	$(11,432)

(a)The 2021 YTD period includes impairment expenses related to long-lived assets and equity method investments. The 2020 YTD period includes $7.4 billion goodwill impairment, $1.3 billion impairment of equity method investments and $886 million impairment of long-lived assets.
(b)2020 includes costs incurred in connection with the Midstream strategic review.

Income Summary for Discontinued Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2021	2020	2021	2020
Income from discontinued operations
Speedway	$—	$456	$613	$1,282
LCM inventory valuation adjustment	—	—	—	(25)
Gain on sale of assets	—	—	11,682	—
Transaction-related costs(a)	—	(18)	(46)	(75)
Income from discontinued operations	—	438	12,249	1,182
Net interest and other financial costs	—	5	6	15
Income from discontinued operations before income taxes	—	433	12,243	1,167
Provision for income taxes on discontinued operations	—	62	3,795	286
Income from discontinued operations, net of tax	$—	$371	$8,448	$881

(a)Costs related to the Speedway separation.

Capital Expenditures and Investments (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2021	2020	2021	2020
Refining & Marketing	$228	$254	$538	$995
Midstream	190	300	506	1,199
Corporate(a)	46	45	120	146
Speedway	—	69	177	200
Total	$464	$668	$1,341	$2,540

(a)Includes capitalized interest of $18 million, $29 million, $48 million and $85 million for the third quarter 2021, the third quarter 2020, the first nine months of 2021 and the first nine months of 2020, respectively.

Refining & Marketing Operating Statistics (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Dollar per barrel of net refinery throughput:
Refining & Marketing margin, excluding LIFO liquidation charge(a)	$14.51	$8.28	$12.46	$9.46
LIFO liquidation charge	—	(1.10)	—	(0.36)
Refining & Marketing margin(a)	$14.51	$7.18	$12.46	$9.10
Less:
Refining operating costs, excluding storm impacts(b)	4.97	5.41	4.89	5.85
Storm impacts on refining operating cost(c)	0.07	—	0.07	—
Distribution costs(d)	5.02	5.61	5.08	5.35
Refining planned turnaround costs	0.78	1.01	0.50	1.02
Depreciation and amortization	1.77	1.96	1.87	1.95
Plus (Less):
Other(e)	0.05	0.08	0.13	0.01
Refining & Marketing income (loss) from operations	$1.95	$(6.73)	$0.18	$(5.06)
Fees paid to MPLX included in distribution costs above	$3.23	$3.81	$3.40	$3.63

Refining & Marketing refined product sales volume (mbpd)(f)	3,539	3,201	3,366	3,222
Crude oil refining capacity (mbpcd)(g)	2,874	2,860	2,874	2,997
Crude oil capacity utilization (percent)(g)	93	84	90	82
Refinery throughputs (mbpd):
Crude oil refined	2,684	2,390	2,594	2,446
Other charge and blendstocks	152	146	159	155
Net refinery throughput	2,836	2,536	2,753	2,601
Sour crude oil throughput (percent)	45	49	47	50
Sweet crude oil throughput (percent)	55	51	53	50
Refined product yields (mbpd):
Gasoline	1,451	1,311	1,404	1,305
Distillates	968	872	944	908
Propane	53	50	51	51
Feedstocks and special products	272	230	265	266
Heavy fuel oil	32	21	32	28
Asphalt	93	92	94	83
Total	2,869	2,576	2,790	2,641
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	61	55	55	68
(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Storms in the first and third quarters of 2021 resulted in higher costs, including maintenance and repairs.
(d)Excludes depreciation and amortization expense.
(e)Includes income (loss) from equity method investments, net gain (loss) on disposal of assets and other income.
(f)Includes intersegment sales.
(g)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities. 2021 crude oil refining capacity excludes idled Martinez and Gallup facilities and our Dickinson plant in renewable diesel service.

Refining & Marketing Operating Statistics by Region (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Gulf Coast
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)	$13.03	$6.59	$10.65	$6.96
Refining operating costs(c)(d)	4.06	3.83	3.97	4.36
Refining planned turnaround costs	0.13	0.35	0.47	0.90
Refining depreciation and amortization	1.42	1.49	1.47	1.45

Refinery throughputs (mbpd):
Crude oil refined	1,034	962	1,011	984
Other charge and blendstocks	110	122	108	134
Gross refinery throughput	1,144	1,084	1,119	1,118
Sour crude oil throughput (percent)	58	65	60	65
Sweet crude oil throughput (percent)	42	35	40	35
Refined product yields (mbpd):
Gasoline	544	502	520	485
Distillates	380	388	376	383
Propane	27	25	25	26
Feedstocks and special products	195	182	201	228
Heavy fuel oil	7	4	6	8
Asphalt	16	16	19	18
Total	1,169	1,117	1,147	1,148
Inter-region refinery transfers included in throughput and yields above (mbpd)	26	34	26	44

Mid-Continent
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)	$15.44	$9.18	$13.46	$10.66
Refining operating costs(c)(d)	4.27	4.79	4.30	5.24
Refining planned turnaround costs	1.66	0.68	0.69	0.87
Refining depreciation and amortization	1.50	1.65	1.59	1.77

Refinery throughputs (mbpd):
Crude oil refined	1,146	1,024	1,103	1,007
Other charge and blendstocks	61	42	55	45
Gross refinery throughput	1,207	1,066	1,158	1,052
Sour crude oil throughput (percent)	26	26	26	26
Sweet crude oil throughput (percent)	74	74	74	74
Refined product yields (mbpd):
Gasoline	613	559	602	546
Distillates	412	343	395	358
Propane	19	19	19	18
Feedstocks and special products	77	66	62	59
Heavy fuel oil	12	9	12	12
Asphalt	76	75	74	64
Total	1,209	1,071	1,164	1,057
Inter-region refinery transfers included in throughput and yields above (mbpd)	13	8	9	9

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
West Coast
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)	$15.56	$10.15	$14.08	$12.42
Refining operating costs(c)(d)	7.87	10.15	7.63	9.66
Refining planned turnaround costs	0.12	3.28	0.12	1.47
Refining depreciation and amortization	1.36	1.69	1.50	1.54

Refinery throughputs (mbpd):
Crude oil refined	504	404	480	455
Other charge and blendstocks	42	37	51	44
Gross refinery throughput	546	441	531	499
Sour crude oil throughput (percent)	63	70	67	70
Sweet crude oil throughput (percent)	37	30	33	30
Refined product yields (mbpd):
Gasoline	294	250	282	274
Distillates	176	141	173	167
Propane	7	6	7	7
Feedstocks and special products	48	30	46	37
Heavy fuel oil	26	15	25	18
Asphalt	1	1	1	1
Total	552	443	534	504
Inter-region refinery transfers included in throughput and yields above (mbpd)	22	13	20	15

(a)The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the remaining items is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
(b)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(c)Excludes refining planned turnaround and depreciation and amortization expense.
(d)Estimated storm impacts on refining operating costs excluded from regional refining operating costs.

Midstream Operating Statistics (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Pipeline throughputs (mbpd)(a)	5,596	4,783	5,497	4,794
Terminal throughput (mbpd)	3,046	2,701	2,884	2,696
Gathering system throughput (million cubic feet per day)(b)	5,419	5,396	5,195	5,546
Natural gas processed (million cubic feet per day)(b)	8,383	8,512	8,375	8,592
C2 (ethane) + NGLs fractionated (mbpd)(b)	553	567	552	555

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes amounts related to unconsolidated equity method investments on a 100% basis.

Select Financial Data (Unaudited)

(In millions)	September 30, 2021	June 30, 2021
Cash and cash equivalents	$5,874	$11,839
Short-term investments	7,352	5,418
MPC debt	9,089	9,085
MPLX debt	18,254	19,235
Total consolidated debt(a)	27,343	28,320
Redeemable noncontrolling interest	986	968
Equity	34,978	35,725
Shares outstanding	622	638

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.
Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to their most comparable GAAP financial measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. For all periods presented, we applied a combined federal and state statutory tax rate of 24% to the adjusted pre-tax income or loss. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends.

Adjusted Diluted Earnings Per Share
Adjusted diluted earnings per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
Reconciliation of Net Income (Loss) Attributable to MPC to Adjusted Net Income (Loss) Attributable to MPC

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2021	2020	2021	2020
Net income (loss) attributable to MPC	$694	$(886)	$8,964	$(10,111)
Pre-tax adjustments:
Gain on Speedway sale	—	—	(11,682)	—
LCM inventory valuation adjustment	—	(530)	—	1,210
Impairment and idling expenses	25	433	81	9,595
Restructuring expenses	—	348	—	348
LIFO liquidation charge	—	256	—	256
Pension settlement	—	—	49	—
Transaction-related costs	—	18	46	83
Storm impacts	23	—	70	—
Tax impact of adjustments(a)	(272)	(264)	3,271	(1,709)
Non-controlling interest impact of adjustments	(6)	(24)	(30)	(1,295)
Adjusted net income (loss) attributable to MPC	$464	$(649)	$769	$(1,623)

Diluted income (loss) per share	$1.09	$(1.36)	$13.81	$(15.58)
Adjusted diluted income (loss) per share	$0.73	$(1.00)	$1.18	$(2.50)
(a)Income taxes for adjusted earnings was calculated by applying a combined federal and state statutory tax rate of 24% to the adjusted pre-tax income (loss) for these periods. The corresponding adjustments to reported income taxes are shown in the table above. For the three months ended September 30, 2021, we recorded a combined federal, state and foreign income tax benefit of $18 million which was lower than the tax computed at the U.S. statutory rate primarily due to certain permanent tax benefits related to net income attributable to noncontrolling interests, state taxes, and an increase in benefit related to the net operating loss carryback provided under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act’).

Adjusted EBITDA & Segment Adjusted EBITDA
Adjusted EBITDA and Segment Adjusted EBITDA represent earnings before net interest and other financial costs, income taxes, depreciation and amortization expense as well as adjustments to exclude refining turnaround costs, items not allocated to segment results and other items shown in the table below. We believe these non-GAAP financial measures are useful to investors and analysts to analyze and compare our operating performance between periods by excluding items that do not reflect the core operating results of our business or in the case of turnarounds, which provide benefits over multiple years. We also believe that excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds. Adjusted EBITDA and Segment Adjusted EBITDA should not be considered as a substitute for, or superior to segment income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA and Segment Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income (Loss) Attributable to MPC to Adjusted EBITDA from Continuing Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2021	2020	2021	2020
Net income (loss) attributable to MPC	$694	$(886)	$8,964	$(10,111)
Plus (Less):
Income from discontinued operations, net of tax	—	(371)	(8,448)	(881)
Net interest and other financial costs	328	359	1,053	1,032
Net income (loss) attributable to noncontrolling interests	336	277	932	(440)
Provision (benefit) for income taxes	(18)	(436)	21	(2,237)
Depreciation and amortization	823	830	2,495	2,526
Refining planned turnaround costs	205	234	378	725
Storm impacts	23	—	70	—
LCM inventory valuation adjustment	—	(530)	—	1,185
Impairment and idling expenses(a)	25	433	81	9,595
Restructuring expenses	—	348	—	348
LIFO liquidation charge	—	256	—	256
Transaction-related costs	—	—	—	8
Adjusted EBITDA from continuing operations	$2,416	$514	$5,546	$2,006

(a)Impairments of $13 million and $56 million in the three and nine months ended September 30, 2021, respectively, are included in depreciation and amortization expense on the statements of income.
Reconciliation of Income from Discontinued Operations, Net of Tax to EBITDA from Discontinued Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2021	2020	2021	2020
Income from discontinued operations, net of tax	$—	$371	$8,448	$881
Plus (Less):
Net interest and other financial costs	—	5	6	15
Provision for income taxes	—	62	3,795	286
Depreciation and amortization(a)	—	36	3	237
LCM inventory valuation adjustment	—	—	—	25
Gain on sale of assets	—	—	(11,682)	—
Transaction-related costs	—	18	46	75
Adjusted EBITDA from discontinued operations	$—	$492	$616	$1,519

(a)As of August 2, 2020, MPC ceased recording depreciation and amortization for Speedway. Asset write-offs and retirements charges are presented as depreciation and amortization in our financial statements for all periods presented.

Refining & Marketing Margin
Refining margin is defined as sales revenue less the cost of refinery inputs and purchased products.
Reconciliation of Refining & Marketing Income (Loss) from Operations to Refining & Marketing Gross Margin and Refining & Marketing Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2021	2020	2021	2020
Refining & Marketing income (loss) from operations(a)	$509	$(1,569)	$135	$(3,610)
Plus (Less):
Selling, general and administrative expenses	540	518	1,495	1,576
LCM inventory valuation adjustment	—	530	—	(1,185)
(Income) loss from equity method investments	(8)	(16)	(27)	6
Net gain on disposal of assets	(3)	(1)	(6)	—
Other income	(146)	(1)	(289)	(9)
Refining & Marketing gross margin	892	(539)	1,308	(3,222)
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,527	2,408	7,107	7,481
LCM inventory valuation adjustment	—	(530)	—	1,185
Depreciation and amortization	462	456	1,406	1,392
Gross margin excluded from and other income included in Refining & Marketing margin(b)	(58)	(101)	(353)	(285)
Other taxes included in Refining & Marketing margin	(38)	(19)	(104)	(62)
Refining & Marketing margin(a)	$3,785	$1,675	$9,364	$6,489
LIFO liquidation charge	—	256	—	256
Refining & Marketing margin, excluding LIFO liquidation charge	$3,785	$1,931	$9,364	$6,745

Refining & Marketing margin by region:
Gulf Coast	$1,339	$637	$3,176	$2,051
Mid-Continent	1,695	894	4,223	3,048
West Coast	751	400	1,965	1,646
Refining & Marketing margin	$3,785	$1,931	$9,364	$6,745

(a)LCM inventory valuation adjustments are excluded from Refining & Marketing income from operations and Refining & Marketing margin.
(b)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.